EXHIBIT 10.90

NOTE EXTENSION AGREEMENT

This Note Extension Agreement (this "Extension Agreement"), by and between Invisa, Inc., a Nevada corporation, having a business at 1800 2nd Street, Suite 965, Sarasota, Florida 34236 (the “Borrower”), and Centurian Investors, Inc., a Delaware corporation, having an address at 1800 2nd Street Suite 970, Sarasota, Florida 34236 (the “Lender”) is entered into as of this 31th day of December, 2012 and shall be effective as of the date hereof (the “Effective Date”).

RECITALS:

WHEREAS, Borrower is indebted to Lender pursuant to that certain Promissory Note, dated March 24, 2010, in the principal amount of up to One Hundred Twenty Eight Thousand Three Hundred Nineteen and Ten Cent0073 ($128,319.10) (the “Note”),

WHEREAS, the Note is secured by (a) an aggregate of Seventeen Million Sixty Six Thousand Six Hundred Sixty Eight (17,066,668) shares of common stock of Borrower and (b) a first priority lien on all of the assets of Borrower as more specifically described in the Note and that certain General Security Agreement, dated February 28, 2007 (the “Security Agreement” the Notes and the Security Agreement, together with all documents executed in connection therewith being hereinafter referred to collectively as the “Loan Documents”); and

WHEREAS, the outstanding principal balance, together with accrued and unpaid interest, of the Note was due and payable on March 1, 2012; and

WHEREAS, Lender has periodically agreed to forebear with respect to certain provisions of the Notes; and

WHEREAS, Borrower has requested and Lender agreed to extend the maturity date of the Note, upon the terms and subject to the provisions set forth herein.

NOW THEREFORE, for ten ($10.00) Dollars, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Terms used herein which are defined in the Loan Documents shall have the same meanings when used herein unless otherwise provided herein.

2. The Note is hereby amended to extend the Maturity Date of the Note from March 1, 2013 to March 31, 2015.

3. Lender shall attach an executed copy of this Amendment to the original Note and all references hereafter to the Note shall be as amended hereby.

4. No right of Lender with respect to the loan evidenced by the Loan Documents or any agreement, security agreement, financing statements or other documents, executed or delivered in connection therewith are or will be in any manner, released, destroyed, diminished or otherwise adversely affected by this Agreement, except as expressly provided herein.

5. Borrower understands and agrees that the remaining provisions of the Note shall remain in full force and effect without any changes or modification except as expressly stated herein.

6. The provisions set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Agreement and any of the foregoing documents, the terms of this Agreement shall be controlling. The representations and warranties made in each Loan Document are true and correct in all material respects on and as of the date of this Agreement.

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7. None of the provisions of this Agreement shall inure to the benefit of Borrower or any person other than Lender. Consequently, Borrower shall not be, and no person other than the Lender shall be, entitled to rely upon or raise a claim or defense, in any manner whatsoever, the failure of Lender to comply with the provisions of this Agreement. Lender shall not incur any liability to Borrower or any other person for any act or omission whatsoever.

8. This Agreement and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

9. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Borrower and the Lender.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above and shall be effective as of the Effective Date.

INVISA, INC.	CENTURIAN INVESTORS, INC.
Name: /s/Edmund C King	Name: /s/Howard R Curd
Title: Chief Executive Officer Date: December 31, 2012	Title: Chief Executive Officer Date: December 31, 2012

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